                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported)           July 26, 1999
                                                 --------------------------



                               RAILAMERICA, INC.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



       0-20618                                           65-0328006
------------------------                     ---------------------------------
(Commission File Number)                     (IRS Employer Identification No.)



                          5300 BROKEN SOUND BLVD N.W.
                           BOCA RATON, FLORIDA 33487
------------------------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code           (561) 994-6015
                                                   ---------------------------



                                      N/A
------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Attached hereto as exhibit 7(a) and incorporated herein by reference:

(a)      Financial Statements of Business Acquired.

         Auditors' Report

         Consolidated Balance Sheets as of December 31, 1998 and 1997

         Consolidated Statements of Income and Retained Earnings for the years ended December 31, 1998 and 1997

         Statement of Changes in Financial Position for the years ended December 31, 1998 and 1997

         Notes to consolidated financial statements

         Report of Independent Certified Public Accountants

         Reconciliation of 1998 consolidated financial statements to U.S. GAAP

         Unaudited Consolidated Balance Sheet as of June 30, 1999

         Unaudited Consolidated Income Statements for the six months ended June 30, 1999 and 1998

         Unaudited Statement of Cash Flows for the six months ended June 30, 1999 and 1998

Attached hereto as exhibit 7(b) and incorporated herein by reference:

(b)      Pro Forma Financial Information.

         Pro forma consolidated balance sheet as of June 30, 1999

         Pro forma consolidated income statement for the six months ended June 30, 1999.

         Pro forma consolidated income statement for the year ended December 31, 1998.

         Notes to pro forma consolidated financial statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             RAILAMERICA, INC.



Dated:  October 5, 1999                      By:/s/ Gary O. Marino
                                             ----------------------------------
                                             Name: Gary O. Marino
                                             Its:  Chairman, CEO and President

                                  RAILINK LTD.
                                AUDITORS' REPORT

To the Shareholders of RaiLink Ltd.

         We have audited the consolidated balance sheets of RaiLink Ltd. as at December 31, 1998 and December 31, 1997 and the consolidated statements of income and retained earnings and changes in financial position for the years ended December 31, 1998 and December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and December 31, 1997 and the results of its operations and changes in its financial position for the years ended December 31, 1998 and December 31, 1997 in accordance with Canadian generally accepted accounting principles.

PricewaterhouseCoopers LLP

Chartered Accountants
Edmonton, Alberta
March 5, 1999

                                  RAILINK LTD.
                          CONSOLIDATED BALANCE SHEETS
                             (In Canadian dollars)


                                                                          DECEMBER 31, 1997       DECEMBER 31, 1998
                                                                          -----------------       -----------------

ASSETS
CURRENT ASSETS
   Cash and short-term investments.................................          $15,813,854             $ 5,811,089
   Accounts receivable.............................................            4,136,690               8,923,572
   Income taxes recoverable........................................                   --                 439,150
   Advance (Note 2)................................................            2,500,000                 100,000
   Due from sale of capital assets.................................            1,730,685                      --
   Material and supplies...........................................            2,392,044               4,412,596
   Prepaid expenses and other......................................              669,408               1,363,912
                                                                             -----------             -----------
     Total current assets..........................................           27,242,681              21,050,319
Capital assets (Note 3)............................................           18,452,501              58,481,148
Investment in affiliate (Note 4)...................................            1,504,931               4,942,263
Deferred income taxes..............................................              967,861               1,174,161
Deferred charges (Note 5)..........................................              801,868               1,995,191
                                                                             -----------             -----------
     Total assets..................................................          $48,969,842             $87,643,082
                                                                             ===========             ===========

LIABILITIES
CURRENT LIABILITIES
   Bank loan (Note 6)..............................................           $       --             $    58,577
   Accounts payable and accrued liabilities........................            5,627,337               7,003,234
   Income taxes payable............................................            1,266,272                      --
   Current portion of long-term debt (Note 6)......................              922,600               8,440,668
                                                                             -----------             -----------
     Total current liabilities.....................................            7,816,209              15,502,479

Long-term debt (Note 6)............................................            9,488,864              20,281,427
                                                                             -----------             -----------
     Total liabilities.............................................           17,305,073              35,783,906

SHAREHOLDERS' EQUITY
Share capital (Note 8).............................................           26,120,669              43,596,247
Retained earnings..................................................            5,544,100               8,262,929
                                                                             -----------             -----------
                                                                              31,664,769              51,859,176
                                                                             -----------             -----------
                                                                             $48,969,842             $87,643,082
                                                                             ===========             ===========



        The accompanying notes are an integral part of the consolidated financial statements.

                                  RAILINK LTD.
            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                             (In Canadian dollars)



                                                           YEAR ENDED         YEAR ENDED
                                                        DECEMBER 31, 1997  DECEMBER 31, 1998
                                                        -----------------  -----------------
OPERATING REVENUE
Freight revenue (Note 9) ...........................      $ 21,996,326       $ 37,902,082
Other railway-related revenue ......................         1,018,947          2,361,952
                                                          ------------       ------------
                                                            23,015,273         40,264,034
EXPENSES
Train operations ...................................         8,393,487         17,318,357
Maintenance of way .................................         4,972,441          6,864,477
Maintenance of equipment ...........................           962,274          1,780,431
General and administrative .........................         2,599,800          4,807,937
Depreciation and amortization, net .................         3,718,620          4,499,928
                                                          ------------       ------------
                                                            20,646,622         35,271,130
                                                          ============       ============

INCOME FROM OPERATIONS .............................         2,368,651          4,992,904

OTHER EXPENSES (INCOME)
   Interest expense ................................           286,859          1,055,967
   Amortization of deferred charges ................           201,444            348,902
   Interest and other income .......................          (326,575)          (500,644)
   Loss (gain) on sale of capital assets ...........        (2,427,562)             2,650
                                                          ------------       ------------
                                                            (2,265,834)           906,875
                                                          ------------       ------------

INCOME BEFORE INCOME TAXES AND EQUITY IN INCOME ....         4,634,485          4,086,029
PROVISION FOR INCOME TAXES (NOTE 10)
   Current .........................................         2,434,797          1,760,100
   Deferred ........................................          (368,000)           251,700
                                                          ------------       ------------
                                                             2,066,797          2,011,800
                                                          ------------       ------------

NET INCOME BEFORE EQUITY IN INCOME .................         2,567,688          2,074,229
EQUITY IN INCOME OF AFFILIATE ......................           140,000            644,600
                                                          ------------       ------------
   NET INCOME ......................................         2,707,688          2,718,829
                                                          ============       ============
RETAINED EARNINGS, BEGINNING OF YEAR ...............         2,836,412          5,544,100
                                                          ------------       ------------
RETAINED EARNINGS, END OF YEAR .....................      $  5,544,100       $  8,262,929
                                                          ------------       ------------
NET INCOME PER COMMON SHARE
   Basic ...........................................      $       0.58       $       0.35
                                                          ============       ============
   Fully diluted ...................................      $       0.57       $       0.34
                                                          ============       ============
WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING         4,643,950          7,519,593
                                                          ------------       ------------





              The accompanying notes are an integral part of these
                      consolidated financial statements.

                                  RAILINK LTD.
            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
                             (In Canadian dollars)


                                                                    Year ended                   Year ended
                                                                 December 31, 1997            December 31, 1998
                                                                 -----------------            -----------------

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES
   Net income ............................................            $  2,707,688             $  2,718,829
   Items not requiring a current outlay (receipt) of cash:
     Depreciation ........................................               3,948,036                4,499,928
     Amortization of government grants ...................                (229,416)                      --
     Amortization of deferred charges ....................                 201,444                  348,902
     Loss (gain) on sale of capital assets ...............              (2,427,562)                   2,650
     Deferred income taxes ...............................                (368,000)                 251,700
     Equity in income of affiliate .......................                (140,000)                (644,600)
                                                                      ------------             ------------
                                                                         3,692,190                7,177,409
   Changes in non-cash working capital items (Note 11) ...              (2,891,091)              (3,700,778)
                                                                      ------------             ------------
                                                                           801,099                3,476,631

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
   Proceeds from issue of long-term debt .................               9,829,060               33,082,528
   Repayment of long-term debt ...........................              (2,097,416)             (14,771,897)
   Redemption of preferred shares ........................              (5,499,994)                      --
   Issue of common shares, net ...........................              24,977,847               17,374,503
   Redemption of common shares ...........................                      --                 (356,925)
                                                                      ------------             ------------
                                                                        27,209,497               35,328,209
                                                                      ============             ============
CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES
   Purchase of capital assets ............................             (17,548,770)             (44,539,489)
   Proceeds from sale of capital assets ..................               4,278,408                    8,264
   Increase in deferred charges ..........................                (251,662)              (1,542,225)
   Increase in investment in affiliate ...................                (481,532)              (2,792,732)
                                                                      ------------             ------------
                                                                       (14,003,556)             (48,866,182)

INCREASE (DECREASE) IN CASH ..............................              14,007,040              (10,061,342)
CASH AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR .......               1,806,814               15,813,854
                                                                      ------------             ------------
CASH AND SHORT-TERM INVESTMENTS, END OF YEAR .............            $ 15,813,854             $  5,752,512
                                                                      ============             ============
CASH AND SHORT-TERM INVESTMENTS IS COMPRISED OF
   Cash ..................................................            $  3,113,854             $  1,439,089
   Short-term investments ................................              12,700,000                4,372,000
   Bank loan .............................................                      --                  (58,577)
                                                                      ------------             ------------
                                                                      $ 15,813,854             $  5,752,512
                                                                      ============             ============



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                  RAILINK LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SIGNIFICANT ACCOUNTING POLICIES

         These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada. Because the precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates and approximations which have been made using careful judgment. Actual results could differ from those estimates. These consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

BASIS OF PRESENTATION

         These financial statements present the operations of the Company and its wholly-owned subsidiaries, Central Western Railway Corporation and RaiLink Canada Ltd. All material inter-company balances and transactions have been eliminated on consolidation.

         The Company also owns a 26.7% (1997 - 24.6%) interest in an affiliate, Quebec Railway Corporation Inc., which is accounted for using the equity method of accounting.

MATERIAL AND SUPPLIES

         Material and supplies, which consist primarily of rail, ties and other maintenance supplies, are valued at the lower of cost, determined on an average-cost basis, and replacement cost.

DEFERRED CHARGES

         Deferred charges consist of costs incurred to arrange long-term financing, together with organization and start-up costs of the Company.

         Financing costs are being amortized over the repayment period of the debt using the effective-yield method whereby the costs deferred are recognized as an expense at a constant percentage of the balance of the debt outstanding from time to time.

         Organization and start-up costs are being amortized using the straight-line method over five years.

CAPITAL ASSETS

         Capital assets are recorded at cost.

         Depreciation of capital assets is recorded using either the straight-line method or the declining balance method so as to depreciate the original cost of the assets, less estimated net residual and salvage values, over their average service lives at the following rates:

         Trackage and bridges.................................     Straight-line over 10 to 25 years
         Capital track improvements on leased properties......     Straight-line over term of lease
         Locomotives..........................................     Straight-line over 10 to 15 years
         Vehicles and other equipment.........................     Straight-line over 5 to 10 years or 20% to 30%
                                                                   declining balance

                                  RAILINK LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         Buildings and leasehold improvements.................     5% declining balance or straight-line at the
                                                                   lesser of 5 years and the remaining term of the
                                                                   lease
         Office furniture and computers.......................     20% to 50% declining balance


         The Company capitalizes the cost of labor and materials for all major renewals and betterments as incurred. On its leased properties the Company estimates the total amount of renewals and betterments required over the lease term and amortizes this amount evenly over the term of the lease.

PENSION PLAN

         The Company has a pension plan, with both defined benefit and defined contribution components. The defined benefit component provides for pensions based on length of service and final average earnings. The cost of pension benefits is determined using the projected benefits method, prorated on service, and reflects management's best estimates of investment returns, wage and salary increases and age at retirement. Adjustments resulting from plan enhancements, experience gains and losses and changes in assumptions are amortized over the estimated average remaining service life of employees.

         For the defined contribution component, employer contributions are expensed as incurred.

INCOME TAXES

         Income taxes are determined on the tax-allocation basis whereby the provision for income taxes each year is determined on the basis of earnings rather than the amounts reported for income tax purposes. The difference between such taxes and taxes currently payable or recoverable is reflected as deferred income taxes.

2.       ADVANCE

         The advance of $100,000 at December 31, 1998 represents deposits paid towards a rail network in northeastern Alberta.

         The advance of $2,500,000 at December 31, 1997 represented deposits paid at that time for a rail network in northwestern Alberta. This transaction was completed on May 3, 1998.





3.       CAPITAL ASSETS


                                                   1997                                                                 1998
                                                 NET BOOK                                     ACCUMULATED              NET BOOK
                                                   VALUE                  COST               DEPRECIATION               VALUE
                                                ----------             -----------           ------------            -----------
Land, trackage and bridges .........            $ 9,282,565            $36,981,901            $   263,708            $36,718,193
Capital track improvements on leased
   properties ......................              1,269,032              7,260,335              6,000,000              1,260,335
Locomotives ........................              4,854,869             15,504,370                889,926             14,614,444
Vehicles and other equipment .......              2,226,653              5,859,175              1,566,108              4,293,067
Buildings and leasehold improvements                430,441              1,046,329                115,276                931,053
Office furniture and computers .....                388,941                994,348                330,292                664,056
                                                -----------            -----------            -----------            -----------
                                                $18,452,501            $67,646,458            $ 9,165,310            $58,481,148

                                  RAILINK LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.       CAPITAL ASSETS, CONTINUED

         On September 2, 1997, the Company purchased a railway line and certain railway assets called the Lakeland & Waterways division running from Boyle to Fort McMurray, Alberta. The operation of this division is in a developmental stage. Included in capital assets is the original purchase cost of the land, trackage and bridges plus the net expenses of this division's limited operations of $365,424 from inception to December 31, 1998. Net expenses will be capitalized while the operation is in the developmental stage and total capitalized costs will not exceed the net realizable value of the railway assets. Permanent operation of this division will commence when a certain threshold of long-term traffic is reached, at which time results of operations will be included in the Consolidated Statements of Income and Retained Earnings.

         The Company commenced operations of its rail network in northwestern Alberta on May 3, 1998. The railway assets comprising the Mackenzie Northern division were acquired from Canadian National Railway Company for $25,000,000. The purchase price was allocated $712,500 to land, $24,027,500 to railway structures, $250,000 to buildings and $10,000 to licensing agreements. These assets were acquired for cash, with no other consideration, contingent or otherwise, payable.

         At December 31, 1998 the Company had locomotives with a net book value of $836,280 which had been removed from service at various times throughout 1998. These locomotives were depreciated up to the date of their removal from service and at December 31, 1998 do not exceed their net realizable value.

4.       INVESTMENT IN AFFILIATE


                                                               1997           1998
                                                            ----------      ----------
Shares, at cost, beginning of year ...................      $  760,891      $1,242,423
Shares purchased in the year .........................         481,532       2,792,732
                                                            ----------      ----------
Total shares, end of year ............................       1,242,423       4,035,155
                                                            ----------      ----------
Equity in undistributed income, beginning of year ....         122,508         262,508
Equity in income for the year ........................         140,000         644,600
                                                            ----------      ----------
Equity in undistributed income, end of year ..........         262,508         907,108
                                                            ----------      ----------
Total investment in affiliate ........................      $1,504,931      $4,942,263
                                                            ==========      ==========


5.       DEFERRED CHARGES


                                                               1997           1998
                                                            ----------      ----------
Financing fees .......................................      $  195,057      $  370,193
Organization and start-up costs ......................         606,811       1,624,998
                                                            ----------      ----------
                                                            $  801,868      $1,995,191
                                                            ==========      ==========

                                  RAILINK LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6.       LONG-TERM DEBT

                                                                                          1997           1998
                                                                                     -----------      -----------
RECOURSE DEBT
   Revolving term loan, with interest varying at bank prime to bank
     prime plus 0.5%, maturing March 31, 2003 .................................      $        --      $10,583,275
   Non-revolving term loan, with interest varying at bank prime to bank
     prime plus 0.5%, maturing May 31, 2002 ...................................               --        1,968,542
   Other term loans ...........................................................               --        9,720,278
   Term loan, with interest at 7.804% per annum, repayable in monthly principal installments of $5,000 plus interest, maturing
     December 31, 2001 ........................................................          255,000               --
   Term loan, with interest at 7.939% per annum, repayable in monthly
     blended installments of $61,244, maturing September 30, 2001 .............        2,377,149               --
   Locomotive loan advances with interest at bank prime plus 0.75% per
     annum, maturing between April 28 and December 18, 2002 ...................        1,329,315               --
   Debenture payable, with interest at 6.5% per annum, maturing
     December 31, 1999 ........................................................        5,900,000        5,900,000
NON-RECOURSE DEBT
   Unsecured loan, without interest, maturing December 31, 1999 ...............          550,000          550,000
                                                                                     -----------      -----------
                                                                                     $10,411,464      $28,722,095
   Less:  Amounts due within one year
     Recourse .................................................................          922,600        7,890,668
     Non-recourse .............................................................               --          550,000
                                                                                     -----------      -----------
                                                                                         922,600        8,440,668
                                                                                     -----------      -----------
                                                                                     $ 9,488,864      $20,281,427
                                                                                     ===========      ===========


RECOURSE DEBT

         The revolving term loan has interest charged at the Company's choice of rates for bankers' acceptances and prime based loans. The weighted average interest rate on borrowings outstanding at December 31, 1998 was 6.7% for these loans.

         The other term loans represent funds drawn upon by the Company under $11,400,000 in credit facilities established with term lenders. Management expects that draws under these facilities will be completed in May 1999 at which time a repayment schedule will be established. Interest on these loans is charged at prime to prime plus 0.5%.

         The term loans are secured by:

         o a first fixed charge on all the land, trackage and bridges and equipment other than the Lakeland & Waterways division;

         o        a first fixed floating charge over all other assets; and

         o        an assignment of insurance on assets registered as security.

         The debenture payable is secured by a fixed and floating charge on the land, trackage and bridges of the Lakeland & Waterways division.

                                  RAILINK LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6.       LONG-TERM DEBT, CONTINUED

         The Company has operating lines of credit totaling $4,250,000 which, when drawn, bear interest at bank prime. The lines of credit are secured by a general assignment of accounts receivable and material and supplies in priority to the term loan lender. At December 31, 1998, $58,577 had been drawn on the facilities (1997 - $nil).

         The Company has a locomotive loan line of credit which can be drawn to a maximum amount of $4,000,000 and can be used to fund up to 75% of the cost of locomotives. Each advance on the loan, which is secured by the related locomotive, is repayable over 60 months in equal amounts plus interest from the time of drawing the funds. At December 31, 1998, no amount had been drawn on the locomotive loan line of credit (1997 - $1,329,315).

         The following is a summary of the minimum principal payments on long-term debt required over the next five years:

                    1999...........      $8,440,668
                    2000...........       1,990,668
                    2001...........       1,990,668
                    2002...........       1,596,938
                    2003...........       1,400,100

7.       FINANCIAL INSTRUMENTS

CREDIT RISK MANAGEMENT

         The Company is exposed to credit risks in the event of non-performance by counterparties to financial instruments; however, the Company does not anticipate any non-performance as dealings have been with counterparties of high quality.

INTEREST RATE EXPOSURE AND FAIR VALUES

         The Company manages its interest rate exposure on its recourse debt by choosing either fixed or floating rates. To date the Company has chosen to manage its interest rate exposure through the use of floating rates established by either bankers' acceptances or prime based loans, with interest varying at bank prime to bank prime plus 0.5%. Short-term financial assets and liabilities are valued at their carrying amounts as disclosed in the consolidated balance sheet which are reasonable estimates of their fair values due to the relatively short period to maturity of these instruments.

         The fair value of the Company's long-term debts is assumed to approximate the carrying amounts due to either the loans bearing interest at floating rates for bankers' acceptances or bank prime or no significant changes having occurred which would affect the terms and conditions of fixed interest rate loan facilities.

                                  RAILINK LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



8.       SHARE CAPITAL

                                                      1997                               1998
                                           ------------------------        --------------------------
                                           NUMBER OF                       NUMBER OF
                                             SHARES         AMOUNT           SHARES            AMOUNT
                                           --------         ------           ------            ------

AUTHORIZED
   Unlimited number of Class A voting
     common shares
ISSUED CLASS A VOTING COMMON SHARES
   Balance, beginning of year .......      2,578,246      $    51,795       6,502,596       $ 26,120,669
   Issued during the year for cash ..      3,924,350       26,068,874       1,602,750         17,832,503
   Redeemed during the year .........             --               --         (56,200)          (356,925)
                                           ---------      -----------       ---------       ------------
   Balance, end of year .............      6,502,596      $26,120,669       8,049,146       $ 43,596,247



         On February 26, 1998 the Company issued 1,600,000 Special Warrants for cash proceeds of $18,400,000 before issue costs of $570,000 which are reported net of related deferred income taxes of $458,000. On May 11, 1998 all Special Warrants were converted to Class A common shares on a one for one basis. The Company issued an additional 2,750 Class A shares from treasury under the Company's stock option plan for cash proceeds of $2,503.

         On August 31, 1998 the Company announced that it had received approval from The Toronto Stock Exchange to make a normal course issuer bid to purchase for cancellation certain of its common shares. Through December 31, 1998 the Company has purchased 56,200 shares under the bid at an average price of $6.35 per share.

         The Company has a stock option plan under which options for a term not exceeding 10 years may be granted to key employees and directors to purchase common shares of the Company at a price not less than 100% of their fair market value at the date of grant. 800,000 common shares have been reserved for the exercise of options. At December 31, 1998 there were 206,684 (1997 - 86,684) options outstanding with expiry dates ranging from October 31, 2006 to October 6, 2008 with exercise prices ranging from $0.91 per share to $11.55 per share.

         In February 1999 the Company adopted a short-term Shareholder Rights Plan (the "Plan") for the fair treatment of all shareholders. Under the Plan, one right has been issued for each outstanding common share of the Company. The rights remain attached to the common shares and are not exercisable until the occurrence of certain designated events. The rights expire on May 15, 1999, unless terminated at an earlier date by the board of directors.

9.       ECONOMIC DEPENDENCE

         The Company's primary customers are Canadian Pacific Railway Company ("CPR") and Canadian National Railway Company ("CN"). For the year ended December 31, 1998, 57.3% of freight revenues were earned directly from CPR (December 31, 1997 - 91.7%), and 42.7% of freight revenues were earned directly from CN (December 31, 1997 - 8.3%).

         Effective October 29, 1996, the Company entered into a 20-year lease and trackage rights agreement with CPR to operate 389 miles of trackage for a nominal cost of $2 per year. The lease provides that the operation of the leased trackage is under the exclusive direction and control of the Company. The lease and trackage rights agreement is subject to early termination by CPR after 5 years under certain limited circumstances if CPR wishes to sell or dispose of, or enter into a joint ownership agreement with respect to, all or substantially all of its Eastern Canadian Rail Network.

         As described in Note 3, on May 3, 1998, the Company acquired a rail network in northwestern Alberta from CN. The transaction documents provide that in the event that any third party railway corporation owns or controls, directly or indirectly, 25% of the Company's voting shares, CN has the option to repurchase the rail

                                  RAILINK LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


network for its net book value at that time, plus any severance costs incurred by the Company in respect of employees employed on that line.

10.      INCOME TAXES

         The provision for income taxes differs from the amount that would have been expected using the combined Canadian federal and provincial statutory income tax rate. The difference results from the items shown in the following table:

                                                               1997                   1998
                                                           -----------              ----------

Income before income taxes and equity in income            $ 4,634,485              $4,086,029
                                                           -----------              ----------
Statutory income tax rate .....................                   44.6%                   44.4%
                                                           -----------              ----------
Income taxes, at statutory rate ...............            $ 2,066,980              $1,814,197
Non-taxable capital gain ......................                (58,790)                     --
Provincial capital tax ........................                     --                 107,000
Large corporations tax, in excess of surtax ...                     --                  64,930
Other .........................................                 58,607                  25,673
                                                           -----------              ----------
Provision for income taxes ....................            $ 2,066,797              $2,011,800


11.      CHANGES IN NON-CASH WORKING CAPITAL ITEMS

                                                             1997                   1998
                                                         -----------              ----------
Accounts receivable .........................            $(1,510,638)            $(4,786,882)
Advance .....................................             (2,500,000)              2,400,000
Due from sale of capital assets .............             (1,730,685)              1,730,685
Material and supplies .......................             (1,586,343)             (2,020,552)
Prepaid expenses and other ..................               (161,727)               (694,504)
Accounts payable and accrued liabilities ....              3,639,240               1,375,897
Income taxes payable ........................                959,062              (1,705,422)
                                                         -----------             -----------
                                                         $(2,891,091)            $(3,700,778)
                                                         ===========             ===========


12.      PENSION COSTS AND OBLIGATIONS

         The Company has a pension plan, with both defined benefit and defined contribution components.

DEFINED BENEFIT

         The defined benefit component applies to approximately 60 employees who transferred employment directly from CPR in connection with the subsidiary's lease and trackage agreement with CPR. The defined benefit portion of the plan is a mirror plan of CPR's defined benefit plan. The employees that transferred to the subsidiary and joined the mirror plan were entitled to transfer or buy back prior years of service. As part of this arrangement, CPR is to transfer to the company the appropriate value of each employee's pension entitlement.

         As at December 31, 1998, accrued pension benefits are $4,023,189 (1997
- $3,460,360) and pension fund assets are $4,237,806 (1997 - $3,659,080).
Pension expense for the year for the defined benefit members was $107,279 (1997
- $105,456).

                                  RAILINK LTD.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



DEFINED CONTRIBUTION

         At December 31, 1998, employees not participating in the defined benefit component of the pension plan were entitled to participate in the defined contribution component of the pension plan. The Company contributes 3% of a participating employee's salary to the plan.

         Pension expense for the year, for the defined contribution members, was $258,377 (1997 - $58,659).

13.      LEASE COMMITMENTS

         The following is a summary of the minimum lease payments on operating leases required over the next five years:

                    1999.............       $907,740
                    2000.............         59,500
                    2001.............         41,600
                    2002.............         39,250
                    2003.............         22,400

14.      UNCERTAINTY DUE TO YEAR 2000 ISSUE

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the year 2000 Issue may be experienced before, on, or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure, which could affect RaiLink's ability to conduct normal business operations.

         It is not possible to be certain that all aspects of the Year 2000 Issue affecting RaiLink, including those related to the efforts of customers, suppliers or other third parties, will be fully resolved.

               Report of Independent Certified Public Accountants


To the Board of Directors and Shareholders
Of RailAmerica, Inc.

We have audited the reconciliation of net income of RaiLink Ltd. for the year ended December 31, 1998 and of shareholders' equity as of December 31, 1998, from Canadian generally accepted auditing principles to U.S. GAAP, as set out in Schedule 1. Our audit has been conducted in accordance with generally accepted auditing standards to provide reasonable assurance of whether the U.S. GAAP reconciliation is free of material misstatement. Our procedures included the examination of the audited financial statements for the year ended December 31, 1998 of RaiLink Ltd. in order to identify the application of accounting policies which would be inconsistent with U.S. GAAP, and the examination of the U.S. GAAP reconciliation including examining, on a test basis, of evidence supporting the amounts of the reconciling items. These procedures have been undertaken to form an opinion whether, in all material respects, the U.S. GAAP reconciliation is presented fairly, and represents the amount of net income and shareholders' equity in accordance with U.S. GAAP. The audit opinion expressed in this report has been formed on the above basis.

In our opinion, the U.S. GAAP reconciliation of RaiLink Ltd. presents fairly, in all material respects, the shareholders' equity of RaiLink Ltd. as of December 31, 1998 and the results of their operations for the year ended December 31, 1998 in conformity with U.S. GAAP.




PricewaterhouseCoopers LLP
Miami, Florida
October 4, 1999

                                   Schedule 1


RAILINK LTD
Reconciliation of 1998 Consolidated Financial Statements to U.S. GAAP (in Canadian dollars)

                                                                                    For the year ended
                                                                                    December 31, 1998
                                                                                    -------------------
Net income under Canadian GAAP ...........................                             $   2,707,688
Less:  Loss of Lakeland  & Waterways .....................                                  (365,424)(1)
Less:  Organization and start-up costs capitalized in 1998                                (1,193,323)(2)
Add:  Tax effect of above reconciling items at 44.4% .....                                   692,084
                                                                                       -------------
Net income under U.S. GAAP ...............................                             $   1,841,025
                                                                                       =============




                                                                                          As of
                                                                                    December 31, 1998
                                                                                    ------------------
Shareholders' equity under Canadian GAAP                                              $    31,664,769
Less:  Loss of Lakeland & Waterways                                                          (365,424)(1)
Less:  Net organization and start-up costs                                                 (1,995,191)(3)
Add:  Tax effect of above reconciling items at 44.4%                                        1,048,113
                                                                                      ---------------
Shareholders' equity under U.S. GAAP                                                  $    30,352,267
                                                                                      ===============




1 The losses of Lakeland & Waterways had been capitalized during 1998 as this subsidiary was in a developmental stage. Under U.S. GAAP, such amounts would be expensed in accordance with Statement of Financial Accounting Standard No. 7.

2 During 1998, the Company capitalized certain organizational and start-up costs in accordance with CICA 3070. Additionally, the Company recorded amortization of amounts capitalized in prior years. Under U.S.GAAP, such amounts would be expensed immediately in accordance with Statement of Position 98-5.

3 Amount represents the net balance of organizational and start-up costs recorded on the balance sheet at December 31, 1998.

                                  RAILINK LTD.
                          CONSOLIDATED BALANCE SHEETS
                             (IN CANADIAN DOLLARS)
                                  (UNAUDITED)


                                                              June 30, 1999
                                                              --------------
                                                              (in thousands)
                                       ASSETS
CURRENT ASSETS:
   Cash ......................................................      $   808
   Accounts and notes receivable .............................       11,224
   Inventory .................................................        6,462
   Other current assets ......................................          641
                                                                    -------
           Total current assets ..............................       19,135

   Property, plant and equipment, net ........................       70,961
   Investment in affiliate ...................................        5,345
   Deferred income taxes .....................................        2,548
                                                                    -------
           Total assets ......................................      $97,989
                                                                    =======

                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Current maturities of long-term debt ......................      $ 6,383
   Accounts payable and accrued liabilities ..................        8,816
                                                                    -------
           Total current liabilities .........................       15,199
                                                                    -------
LONG-TERM DEBT                                                       30,563
STOCKHOLDERS' EQUITY:
   Share capital .............................................       43,546
   Retained earnings .........................................        8,681
                                                                    -------
           Total stockholders' equity ........................       52,227
                                                                    -------
           Total liabilities and stockholders' equity ........      $97,989
                                                                    =======


                                  RAILINK LTD.
                       CONSOLIDATED STATEMENTS OF INCOME
                             (IN CANADIAN DOLLARS)
                                  (UNAUDITED)


                                            Six months ended June 30,
                                            -------------------------
                                                1998         1999
                                            -----------   -----------
                                               (in thousands)
OPERATING REVENUES:
   Transportation ......................      $16,246      $ 24,042
   Other ...............................        1,099         1,561
                                              -------      --------
           Total operating revenue .....       17,345        25,603
                                              -------      --------

OPERATING EXPENSES:
   Transportation ......................        9,968        15,040
   General and administrative ..........        3,219         4,269
   Depreciation and amortization .......        2,130         2,683
                                              -------      --------
           Total operating expenses ....       15,317        21,992
                                              -------      --------
               Operating income ........        2,028         3,611

INTEREST AND OTHER EXPENSES ............          182          (847)
                                              -------      --------
   Income before income taxes ..........        2,210         2,764

PROVISION FOR INCOME TAXES .............          833         1,167
                                              -------      --------
               Net income ..............      $ 1,377      $  1,597
                                              =======      ========



                                  RAILINK LTD.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (IN CANADIAN DOLLARS)
                                  (UNAUDITED)

                                                                  Six months ended June 30,
                                                                  -------------------------
                                                                     1998            1999
                                                                  ----------       --------
                                                                        (in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income ................................................      $  1,377       $ 1,597
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization ...........................         2,261         2,931
     (Gain) loss on sale of properties .......................             3           (12)
     Deferred income taxes ...................................          (843)         (102)
     Equity in income of affiliate ...........................          (338)         (403)
     Net change in non-cash working capital ..................          (423)       (1,316)
                                                                    --------       -------
             Net cash provided by operating activities .......         2,037         2,695
                                                                    --------       -------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property, plant and equipment .................       (34,756)       (8,691)
   Increase in investment in affiliate .......................        (2,793)           --
   Proceeds from sale of properties ..........................            --            81
   Increase in deferred charges ..............................        (1,338)         (125)
                                                                    --------       -------
             Net cash used in investing activities ...........       (38,887)       (8,735)
                                                                    --------       -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Issue of special warrants .................................        17,372            --
   Proceeds from issuance of long-term debt ..................        15,241            --
   Principal payments on debt ................................        (4,176)       (1,533)
   Common stock repurchased ..................................            --           (50)
                                                                    --------       -------
             Net cash provided by financing activities .......        28,437        (1,583)
                                                                    --------       -------

   Net increase in cash ......................................        (8,413)       (7,623)
   Cash, beginning of period .................................        15,814         5,753
                                                                    --------       -------
   Cash, end of period .......................................      $  7,401       $(1,870)
                                                                    ========       =======


                Unaudited Pro Forma Consolidated Balance Sheet
                              As of June 30, 1999
                                 (in thousands)

                                                                                     Pro Forma
                                              RailAmerica(a)     Railink Ltd.(a)     Adjustments      Pro Forma
                                              --------------     --------------     ------------      ---------

                ASSETS
Cash ......................................       $  15,386        $    549        $                   $ 15,935
Accounts and notes receivable .............          27,395           7,347                              34,742
Inventories ...............................          13,589           4,387                              17,976
Other current assets ......................           2,856             708                               3,564
                                                  ---------        --------        ---------           --------
     Total current assets .................          59,226          12,991               --             72,217

Property, plant and equipment, net ........         245,540          48,175           10,222(b)         310,128
                                                                                       6,191(c)

Notes receivable, less current portion ....           1,301              --                               1,301
Investment in affiliates ..................           1,939           3,629                               5,568
Excess of cost over net assets of
  companies acquired ......................           2,189              --                               2,189

Other assets ..............................          10,755              --               --             10,755
                                                  ---------        --------        ---------           --------
     Total assets .........................       $ 320,950        $ 64,795        $  16,413           $402,158
                                                  =========        ========        =========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt ......       $   3,243        $  4,333        $  (4,333)(b)       $  3,243
Current maturities of subordinated
  debt ....................................             201              --                                 201
Accounts payable ..........................          18,189           5,986                              24,175
Accrued expenses ..........................          10,390              --                              10,390
                                                  ---------        --------        ---------           --------
     Total current liabilities ............          32,023          10,319           (4,333)            38,009
                                                  ---------        --------        ---------           --------
Long-term debt ............................          81,753          20,749           36,650(b)         139,152
Subordinated debt .........................         100,000              --                             100,000
Convertible debt ..........................           7,018              --           13,362(b)          20,380
Other liabilities .........................          18,764              --                              18,764
Deferred income taxes .....................           7,443          (1,730)           6,191(c)          11,904
Minority interest .........................           8,319              --                               8,319
Redeemable convertible preferred stock               10,740              --               --             10,740
Stockholders' equity:
     Common stock .........................              12              --                                  12
     Additional paid in capital ...........          43,933          29,563          (29,563)(d)         43,933

     Retained earnings ....................          12,729           5,894           (5,894)(d)         12,729

  Accumulated other comprehensive
     income ...............................           2,135              --                               2,135
     Less treasury stock ..................          (3,919)             --                              (3,919)
                                                  ---------        --------        ---------           --------
     Total stockholders' equity...........           54,890          35,457          (35,457)            54,890
                                                  ---------        --------        ---------           --------
     Total liabilities and
       stockholders' equity ...............       $ 320,950        $ 64,795        $  16,413           $402,158
                                                  =========        ========        =========           ========


             See Notes to Unaudited Pro Forma Financial Information

             Unaudited Pro Forma Consolidated Statement of Income
                      For the Year Ended December 31, 1998
                   (in thousands, except earnings per share)



                                                     V/Line Freight     RaiLink      Pro Forma
                                    RailAmerica(a)  Corporation(b)      Ltd.(a)     Adjustments    Pro Forma
                                    -------------   -------------       -------     -----------    ---------
OPERATING REVENUE:
     Transportation - railroad .....   $ 30,304         $ 62,830       $ 25,470    $  16,548(c)    $ 135,152
     Transportation-motor carrier ..      4,252               --             --           --           4,252
     Manufacturing .................     39,887               --             --           --          39,887
     Other .........................      2,700           21,501          1,587           --          25,788
                                       --------         --------       --------    ---------       ---------
     Total operating revenue........     77,143           84,331         27,057       16,548         205,079
                                       --------         --------       --------    ---------       ---------


OPERATING EXPENSES:
     Transportation - railroad .....     15,702           89,495         17,447           --         122,644
     Costs of goods sold -
       manufacturing ...............     28,583               --             --           --          28,583
     Selling, general and
       administrative ..............     12,399               --          4,033           --          16,432
     Depreciation and amortization..      3,379            2,337          3,024        4,742 (d)      13,384
                                                                                         (98)(e)
     Motor Carrier .................      4,438               --             --           --           4,438
                                       --------         --------       --------    ---------       ---------
         Total operating expenses ..     64,501           91,832         24,504        4,645         185,481
                                       --------         --------       --------    ---------       ---------
         Operating income ..........     12,642           (7,501)         2,554       11,903          19,598
Interest and other expense .........     (4,934)            (251)          (421)      (9,811)(f)     (24,372)
                                                                                      (4,706)(g)
                                                                                      (4,249)(h)
Minority interest in income of
   subsidiary ......................     (1,672)              --             --           --          (1,672)
                                       --------         --------       --------    ---------       ---------
     Income before income taxes ....      6,036           (7,752)         2,132       (6,863)         (6,446)
     Provision for income taxes ....      1,570               --            887       (5,648)(i)      (3,191)
                                       --------         --------       --------    ---------       ---------
     Net (loss) income..............   $  4,466         $ (7,752)      $  1,245    $  (1,215)      $  (3,255)
                                       ========         ========       ========    =========       =========

Weighted average shares outstanding:
     Basic .........................      9,553                                        1,415(j)       10,968
                                          =====                                        =====          ======
     Diluted .......................     10,307                                          661(k)       10,968
                                          =====                                        =====          ======
Earnings per share - Basic .........   $   0.47                                                    $   (0.24)
                                          =====                                                       ======
Earnings per share - Diluted .......   $   0.44                                                    $   (0.24)
                                          =====                                                       ======




             See Notes to Unaudited Pro Forma Financial Information

             Unaudited Pro Forma Consolidated Statement of Income
                     for the Six Months Ended June 30, 1999
                   (In thousands, except earnings per share)


                                                      V/Line Freight
                                        RailAmerica    Corporation      Railink Ltd.    Pro Forma
                                            (a)            (b)              (a)        Adjustments       Pro Forma
                                        ------------   -------------    ------------   -----------      -----------


OPERATING REVENUE:
   Transportation - railroad .........      $ 34,846       $ 24,302       $ 16,142       $ 5,747 (c)    $    81,036
   Manufacturing .....................        22,956             --             --            --             22,956
   Other .............................         3,468          4,529          1,048            --              9,045
                                            --------       --------       --------       -------        -----------
      Total operating revenue ........        61,270         28,831         17,190         5,747            113,037
                                            --------       --------       --------       -------        -----------

OPERATING EXPENSES:
   Transportation - railroad .........        21,787         31,291         10,098            --             63,176
   Costs of goods sold - manufacturing        16,992             --             --            --             16,992
   Selling, general and administrative         9,606             --          2,866            --             12,472
   Depreciation and amortization .....         3,237          1,230          1,801         1,206 (d)          7,258
                                                                                            (216)(e)


                                            --------       --------       --------       -------        -----------
Total operating expenses .............        51,622         32,521         14,765           809             99,898
                                            --------       --------       --------       -------        -----------
        Operating income .............         9,648         (3,690)         2,424         4,757             13,139

Interest and other expense ...........        (3,375)          (234)          (566)       (3,423)(f)        (11,369)
                                                                                          (2,309)(g)
                                                                                          (1,461)(h)

Minority interest in income of
   subsidiary ........................          (381)            --             --            --               (381)
                                            --------       --------       --------       -------        -----------
Income before income taxes ...........         5,892         (3,924)         1,858        (2,437)             1,390
Provision for income taxes ...........         1,941             --            783        (2,466)(i)            259
                                            --------       --------       --------       -------        -----------
        Net income ...................      $  3,951       $ (3,924)      $  1,075       $   (29)         $   1,131
                                            ========       ========       ========       =======          =========

Weighted average shares outstanding:
     Basic ...........................        10,617                                         520 (j)         11,137
                                            ========                                     =======          =========
     Diluted .........................        11,432                                          92 (k)         11,524
                                            ========                                     =======          =========
Earnings per share - Basic ...........     $    0.32                                                        $  0.08
                                            ========                                                      =========
Earnings per share - Diluted .........     $    0.31                                                        $  0.07
                                            ========                                                      =========



             See Notes to Unaudited Pro Forma Financial Information

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION


BALANCE SHEET:

(a)      Represents the historical balance sheet at June 30, 1999.

(b) Reflects allocation of the purchase price, inclusive of estimated costs, and the debt used to fund the purchase of RaiLink Ltd. as follows:

          Revolving line of credit....................           $48.6  Million
          Convertible debt............................           $13.3  Million
          Existing debt assumed.......................            $8.8  Million
                                                                 -----
                                                                 $70.7  Million
                                                                 =====

(c) Reflects an increase in deferred income taxes due to the write-up of the property, plant and equipment based upon the purchase price allocation of RaiLink Ltd.

(d)      Reflects elimination of RaiLink Ltd.'s old equity accounts.

STATEMENT OF INCOME:

(a) Reflects the historical consolidated statement of income for the twelve months ended December 31, 1998 and six months ended June 30, 1999.

(b) Reflects the historical statement of income for the twelve months ended December 31, 1998 and four months ended April 30, 1999.

(c) Reflects revenue from track access fees at V/Line Freight Corporation based upon the kilometers traveled times the agreed upon rate from other railroads with access to Freight Victoria tracks.

(d) Reflects the increased depreciation and amortization due to the revaluation of V/Line Freight's property, plant and equipment and infrastructure lease. The assets are being depreciated or amortized over the following lives:

                                                                    ESTIMATED
                                                                    USEFUL LIFE
                                                                    -----------

          Infrastructure lease........................              45  Years
          Locomotives and railcars....................              15  Years
          Other Equipment.............................              10  Years
          Furniture and fixtures......................              10  Years


(e) Reflects the decreased depreciation and amortization due to the revaluation of RaiLink Ltd.'s property, plant and equipment. The assets are being depreciated or amortized over the following estimated useful lives:

                                                         ESTIMATED
                                                        USEFUL LIFE
                                                        -----------

               Track..............................      30  years
               Leaseholds.........................      20  years
               Locomotives, railcars and equipment      15  years
               Other equipment....................      10  years
               Vehicles...........................       3  years

(f) Reflects the increased interest expense on the V/Line Freight acquisition from a bridge loan and convertible debt issued less the elimination of debt on liabilities not assumed and interest earned on excess cash. The interest rates and debt balances are as follows:

                                                                                 Interest Expense
                                                                         -----------------------------
                                          Interest      Beginning        December 31,        June 30,
                                            Rate     Principal Amount       1998               1999
                                           -------  -----------------    ------------      ------------
Bridge loan ...........................    10.65%   $100.0 million      $ 10,249,000       $ 3,719,000
Convertible debt ......................     6.00%   $  6.3 million           378,000           126,000
Excess cash ...........................     5.00%   $ 11.3 million          (565,000)         (188,000)
                                                                        ------------       -----------
                                                                        $ 10,062,000       $ 3,657,000
                                                                        ============       ===========

(g) Reflects the increased interest expense on the RaiLink Ltd. acquisition from borrowing on the Company's revolver and convertible debt issued in a private placement. The interest rates and debt balances are as follows for the six months ended June 30, 1999:

                                          Interest             Beginning         Interest
                                            Rate           Principal Amount       Expense
                                           -------         ----------------     ----------

Revolving line of credit .....              8.30%            $48.6 Million      $2,016,000
Convertible debt .............              8.00%            $13.3 Million         563,000
Existing debt assumed ........             various            $8.8 Million         287,000
                                                                                ----------
                                                                                $2,866,000
                                                                                ==========

The interest rates and debt balances are as follows for the year ended December 31, 1998:

                                        Interest        Beginning         Interest
                                          Rate      Principal Amount       Expense
                                          ----      ----------------       -------

Revolving line of credit                  8.30%        $48.6 Million      $4,033,000
Convertible debt .......                  8.00%        $13.3 Million       1,125,000
Existing debt assumed ..                  6.50%        $ 4.0 Million         258,000
                                                                          ----------
                                                                          $5,416,000
                                                                          ==========

(h) Reflects the amortization of loan costs related to the V/Line Freight acquisition financing.

(i) Reflects the income tax effect to the pro forma adjustments at an assumed income tax rate of 36% for V/Line Freight and 44.4% for RaiLink.

PER SHARE DATA:

(j) The weighted average shares-basic gives effect to the 1.4 million shares issued by the Company in a private placement to partially fund the V/Line Freight acquisition.

(k) The weighted average shares-diluted gives effect to three private placements, which occurred during 1999, as if the occurred at the beginning of the respective period.

         (1) 464,400 shares of redeemable convertible preferred stock with a $25 liquidation value and a conversion price of $8.25.
         (2)      1.4 million shares of Common Stock.
         (3) $13.3 million of 6% junior convertible subordinated debentures, convertible at $10 per share.


Pro forma net income (loss) per share is calculated as follows:

                                                              Year Ended            Six Months Ended
                                                          December 31, 1998           June 30, 1999
                                                          -----------------           -------------


Net income (loss) .....................................      $ (3,255)                 $  1,390
Preferred stock dividends and accretion ...............        (1,064)                     (532)
                                                             --------                  --------
Income available to common stockholders
  (basic) .............................................        (4,319)                      858
Interest from convertible debt ........................          -- *                      -- *
Preferred stock dividends and accretion ...............          -- *                      -- *
                                                             --------                  --------
Income available to common stockholders
  (diluted) ...........................................      $ (4,319)                 $    858
                                                             ========                  ========

Weighted average shares outstanding (basic)............        10,968                    11,137
Assumed exercise of options and warrants
  .....................................................          -- *                       387
Assumed conversion of convertible
  securities ..........................................          -- *                      -- *
                                                             --------                  --------
Weighted average shares outstanding
  (diluted) ...........................................        10,968                    11,524
                                                             ========                  ========


* Convertible securities, options and warrants are anti-dilutive so they are excluded from the computation.